UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2009

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On January 23, 2009, Wilshire Enterprises, Inc. (the "Company") sent a letter to Mr. Phillip Goldstein, Managing Member, Full Value Advisors LLC, General Partner of Full Value Partners, L.P.  A copy of the letter is attached to this 8-K as Exhibit 99.1.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with its upcoming annual meeting, Wilshire will file a definitive proxy statement with the Securities and Exchange Commission (the "SEC").  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.   Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov.  Wilshire's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company 1 Gateway Center, Newark, NJ 07102,  or by telephone to 201-420-2796.

Wilshire and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the annual meeting.  Information about Wilshire's directors and officers and their ownership of the Company's Common Stock is set forth in Wilshire's proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the annual meeting when the proxy statement becomes available.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.   The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Letter, dated January 23, 2009, to Mr. Phillip Goldstein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WILSHIRE ENTERPRISES, INC. (Registrant)

Dated: January 26, 2009	By:	/s/ S. Wilzig Izak
S. Wilzig Izak Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Letter, dated January 23, 2009, to Mr. Phillip Goldstein.